UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

WILMINGTON TRUST CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2010, Wilmington Trust Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Keefe, Bruyette & Woods, Inc., (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 18,875,000 shares of its common stock, par value $1.00 per share, at a price of $13.25 per share ($12.621 per share net of underwriting discounts). In addition, pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 2,831,250 of additional shares of the Company’s common stock to cover over-allotments, if any. On February 24, 2010, the Underwriters exercised their option to purchase up to 2,831,250 additional shares of the Company’s common stock.

The Company has made certain customary representations, warranties, and covenants in the Underwriting Agreement concerning the Company and the Registration Statement related to the offering of the shares. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. The offering will result in proceeds to the Company, net of underwriting discounts and commissions and expenses, of approximately $273.9 million.

Certain of the underwriters engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this current report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On February 23, 2010, the Company issued a press release announcing that it had priced its underwritten public offering of 18,875,000 shares of its common stock at $13.25 per share. A copy of the press release relating to that announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein. The shares are expected to be delivered against payment therefor on March 1, 2010.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated February 23, 2010, among Wilmington Trust Corporation, J.P. Morgan Securities Inc., and Keefe, Bruyette & Woods, Inc. (the “Underwriting Agreement”).
5.1	Opinion of Gerard A. Chamberlain, Vice President and Counsel of the Company, regarding the validity of the common stock issued pursuant to the Underwriting Agreement dated February 26, 2010.
23.1	Consent of Gerard A. Chamberlain (included in Exhibit 5.1).
99.1	Press Release dated February 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION

Dated: February 26, 2010

By: /s/ David R. Gibson
Name: David R. Gibson
Title:  Executive Vice President
           Chief Financial Officer
           (Authorized Officer)